                                 Exhibit 99.1

Contact:
Rima Hyder
Vice President, Investor Relations
+1-781-755-6886
rima.hyder@cranenxt.com

Crane NXT, Co. Announces Strong Third Quarter Results; Narrows Full Year Guidance
Raises Low End of Full Year Adjusted EPS Guidance; New Range of $4.00 to $4.15

WALTHAM, MASS - November 6, 2023 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights
•GAAP earnings per diluted share (EPS) was $0.90, and Adjusted EPS was $1.09.
•Third quarter core sales grew 4%1 year-over-year.
•GAAP operating profit margin was 22.6% and Adjusted operating profit margin was 26.0%, an increase of 10 basis points year-over-year.
•The Company repaid $125 million of its $350 million term loan facility, reducing net leverage to 1.3x2.
•The Company is raising the low end of the full year Adjusted EPS guidance and narrowing the range to $4.00 to $4.15 from $3.85 to $4.15.
•Crane NXT is declaring a fourth quarter dividend of $0.14 per share.

Aaron W. Saak, Crane NXT's President, and Chief Executive Officer stated: "We delivered strong results for our third quarter with 4% growth in core sales, along with operational excellence, resulting in an overall 26% adjusted operating profit margin. Our year-to-date performance and significant backlog gives us confidence to raise the low end of our Adjusted EPS guidance range and narrow the range to $4.00 to $4.15."
Mr. Saak continued: "Our strong cash flow enabled us to repay $125 million of outstanding debt in the quarter. Given our low leverage and flexible balance sheet, we have ample liquidity for disciplined M&A to create further value for our shareholders."
1 References to "core sales," "core backlog" and "core growth" exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures.
2 Calculated as net debt divided by full year 2023 Adjusted EBITDA guidance.

Third Quarter 2023 Results
Third quarter 2023 GAAP EPS was $0.90, and Adjusted EPS was $1.09.
Third quarter 2023 sales were $352.9 million, an increase of $17.8 million, or 5.3%, compared with the third quarter of 2022. The sales increase was comprised of core sales growth of $13.2 million, or 3.9%, and favorable foreign exchange of $4.6 million, or 1.4%.
Third quarter 2023 operating profit was $79.7 million, compared with $78.0 million in the third quarter of 2022. Operating profit margin was 22.6%, compared with 23.3% last year, with the decline driven primarily by higher transaction costs related to the Separation, and unfavorable product mix, partially offset by favorable pricing and productivity. Adjusted operating profit margin of 26.0% increased 10bps, compared with 25.9% in the prior year.
Summary of Third Quarter 2023 Results

	Third Quarter		Change
(dollars in millions)	2023	2022	$	%
Net sales	$352.9	$335.1	$17.8	5.3%
Core sales			$13.2	3.9%
Foreign exchange			$4.6	1.4%

Operating profit	$79.7	$78.0	$1.7	2.2%
Adjusted operating profit*	$91.6	$86.9	$4.7	5.4%

Operating profit margin	22.6%	23.3%		(70bps)
Adjusted operating profit margin*	26.0%	25.9%		10bps
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Third Quarter 2023 Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2023 versus the third quarter 2022.
Crane Payment Innovations

	Three Months Ended September 30,		Change
(dollars in millions)	2023	2022	$	%
Net sales	$221.6	$220.8	$0.8	0.4%
Core sales			$(0.3)	(0.1)%
Foreign exchange			$1.1	0.5%

Operating profit	$59.7	$55.3	$4.4	8.0%
Adjusted operating profit*	$65.1	$60.7	$4.4	7.2%

Operating profit margin	26.9%	25.0%		190bps
Adjusted operating profit margin*	29.4%	27.5%		190bps

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $221.6 million increased $0.8 million, or 0.4%, compared with the third quarter of 2022, primarily driven by 0.5% of favorable foreign exchange, partially offset by a slight decline in core sales. Operating profit margin of 26.9% increased 190 basis points, compared with 25.0% last year, primarily reflecting favorable pricing, lower manufacturing and shipping costs, productivity gains, and cost saving actions, partially offset by unfavorable product mix and lower volumes. Adjusted operating profit margin was 29.4% compared with 27.5% in the prior year.

Crane Currency

	Three Months Ended September 30,		Change
(dollars in millions)	2023	2022	$	%
Net sales	$131.3	$114.3	$17.0	14.9%
Core sales			$13.5	11.8%
Foreign exchange			$3.5	3.1%

Operating profit	$32.8	$32.4	$0.4	1.2%
Adjusted operating profit*	$36.3	$35.9	$0.4	1.1%

Operating profit margin	25.0%	28.3%		(330bps)
Adjusted operating profit margin*	27.6%	31.4%		(380bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $131.3 million increased $17.0 million, or 14.9%, compared with the third quarter of 2022, driven by 11.8% core sales growth, and favorable foreign exchange. Operating profit margin was 25.0% compared with 28.3% last year, primarily reflecting an unfavorable product mix, as expected, due to higher U.S. demand for lower denomination banknotes, partially offset by lower manufacturing and shipping costs, productivity gains and higher volumes. Adjusted operating profit margin was 27.6% compared with 31.4% in the prior year.
Cash Flow and Other Financial Metrics
For the third quarter of 2023, cash provided by operating activities was $102.8 million, capital expenditures were $7.6 million, free cash flow was $95.2 million, and adjusted free cash flow was $97.5 million. (Please see the Non-GAAP Financial Measures tables in this release for definitions of free cash flow and adjusted free cash flow).
As of September 30, 2023, the Company held cash of $229.0 million and total debt was $714.7 million. The Company has repaid $175 million of its term loan facility through the end of the third quarter, with an outstanding balance of $175 million.
Full Year 2023 Guidance
The Company is revising its Adjusted EPS guidance range to $4.00 to $4.15, from the prior range of $3.85 to $4.15. Additionally, we are updating our net non-operating expense to ~$45 million from ~$50 million to reflect lower interest costs.
Other key assumptions for the Company's guidance remain unchanged from prior quarter and include:
•Core sales growth of +3% to +5%.
•Adjusted segment margin of 27%+.
•Corporate costs of ~$50 million.
•Adjusted tax rate of ~20%.
•Diluted shares of ~57.3 million.

Declaring Fourth Quarter Dividend
Crane NXT announced its quarterly dividend of $0.14 per share for the fourth quarter of 2023. The dividend is payable on December 13, 2023 to shareholders of record as of November 30, 2023.
Conference Call
Crane NXT scheduled a conference call to discuss the third quarter financial results on Tuesday, November 7, 2023, at 10:00 A.M. (Eastern). The earnings call can be accessed via the investor relations section of the Company’s website or by dialing 877-407-6184 or +1-201-389-0877. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.
About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Crane NXT is a pioneer in advanced micro-optics technology for securing physical products, and its sophisticated electronic equipment and associated software leverages proprietary core capabilities with detection and sensing technologies. Crane NXT has approximately 4,000 employees with global operations and manufacturing facilities in the United States, the United Kingdom, Mexico, Japan, Switzerland, Germany, Sweden, and Malta. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").
Historical financial measures in this release for Crane NXT are presented on a carve-out basis.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.

Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm its business, results of operation and stock price; business and economic disruptions associated with extraordinary public health issues such as large-scale health epidemics or pandemics; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; its ability to source components and raw materials from suppliers, including disruptions and delays in its supply chain; demand for its products, which is variable and subject to factors beyond its control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of its components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect its financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of its business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position and adversely affect its financial condition, results of operations and cash flow; significant competition in the Company's markets; additional tax expenses or exposures that could affect its financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to the Company's reportable segments, Crane Payment Innovations and Crane Currency; the ability and willingness of Crane NXT and Crane Company to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the Separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that the Company expects to achieve from the Separation.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales:
Crane Payment Innovations	$221.6	$220.8	$671.3	$643.2
Crane Currency	131.3	114.3	363.1	358.5
Total net sales	$352.9	$335.1	$1,034.4	$1,001.7

Operating profit (loss):
Crane Payment Innovations	$59.7	$55.3	$186.3	$155.6
Crane Currency	32.8	32.4	85.1	97.0
Corporate	(12.8)	(9.7)	(57.0)	(24.3)
Total operating profit	$79.7	$78.0	$214.4	$228.3

Interest income	0.3	—	0.7	0.1
Interest expense	(12.8)	(10.4)	(37.3)	(31.4)
Related party interest expense	—	(3.6)	(2.5)	(10.9)
Miscellaneous income, net	0.7	0.4	3.1	3.3
Income before income taxes	67.9	64.4	178.4	189.4
Provision for income taxes	16.0	19.8	39.6	46.5
Net income attributable to common shareholders	$51.9	$44.6	$138.8	$142.9

Earnings per diluted share[1]	$0.90	$0.79	$2.42	$2.52

Average diluted shares outstanding[1]	57.5	56.7	57.4	56.7
Average basic shares outstanding[1]	56.8	56.7	56.8	56.7

Supplemental data:
Cost of sales	$187.4	$174.9	$545.8	$536.8
Selling, general and administrative	85.8	82.2	274.2	236.6

[1] The shares presented for periods prior to the Separation are those of Crane NXT, Co. at April 3, 2023. The shares presented for the three months and nine months ended September 2023 are based on the average diluted and basic shares outstanding of Crane NXT, Co. after the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Balance Sheets
(unaudited, in millions)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$229.0	$230.7
Accounts receivable, net of allowance for credit losses of $10.1 as of September 30, 2023 and $6.1 as of December 31, 2022	179.1	205.1
Inventories, net	165.9	145.6
Other current assets	51.2	41.9
Total current assets	625.2	623.3

Property, plant and equipment, net	244.7	261.6
Long-term deferred tax assets	4.1	6.3
Other assets	78.5	56.7
Intangible assets, net	314.3	344.9
Goodwill	827.3	836.6
Total assets	$2,094.1	$2,129.4

Liabilities and equity
Current liabilities:
Short-term borrowings	$6.6	$299.7
Accounts payable	111.1	109.6
Accrued liabilities	181.8	204.2
U.S. and foreign taxes on income	13.1	17.9
Total current liabilities	312.6	631.4

Long-term debt	708.1	545.1
Accrued pension and postretirement benefits	21.1	21.1
Long-term deferred tax liability	111.8	109.5
Other liabilities	67.9	38.5

Total equity	872.6	783.8
Total liabilities and equity	$2,094.1	$2,129.4

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating activities:
Net income attributable to common shareholders	$51.9	$44.6	$138.8	$142.9
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	20.5	19.4	59.0	59.3
Stock-based compensation expense	2.7	2.3	7.4	6.8
Deferred income taxes	—	5.4	4.8	13.0
Cash provided by (used for) operating working capital	24.5	40.4	(12.2)	4.5
Other	3.2	(2.3)	—	4.4
Total provided by operating activities	$102.8	$109.8	$197.8	$230.9
Investing activities:
Capital expenditures	(7.6)	(4.6)	(16.1)	(12.2)
Total used for investing activities	$(7.6)	$(4.6)	$(16.1)	$(12.2)
Financing activities:
Dividends paid	(7.9)	—	(15.8)	—
Stock options exercised, net of shares reacquired	0.2	—	2.1	—
Debt issuance costs	(0.1)	—	(5.3)	—
Repayment of long-term debt	—	—	(300.0)	—
Proceeds from revolving credit facility	20.0	—	20.0	—
Repayments of revolving credit facility	(20.0)	—	(20.0)	—
Proceeds from term loan	—	—	350.0	—
Repayment of term loan	(125.0)	—	(175.0)	—
Net transfers from to Crane	—	(15.7)	(32.5)	(88.6)
Total used for financing activities	$(132.8)	$(15.7)	$(176.5)	$(88.6)

Effect of exchange rate on cash and cash equivalents	(10.3)	(22.4)	(6.9)	(35.0)
(Decrease) increase in cash and cash equivalents	(47.9)	67.1	(1.7)	95.1
Cash and cash equivalents at beginning of period	276.9	129.2	230.7	101.2
Cash and cash equivalents at end of period	$229.0	$196.3	$229.0	$196.3

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Crane Payment Innovations	$231.6	$300.7	$348.7	$372.9	$373.6
Currency	223.3	184.4	207.3	192.7	126.2
Total backlog	$454.9	$485.1	$556.0	$565.6	$499.8

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended September 30,
	2023		2022
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$352.9		$335.1

Operating profit (GAAP)	$79.7		$78.0
Operating profit margin (GAAP)	22.6%		23.3%

Special items impacting operating profit:
Intangible asset amortization	8.9		8.9
Stock-based compensation adjustment[1]	0.3		—
Transaction related expenses[2]	2.7		—
Adjusted operating profit (Non-GAAP)	$91.6		$86.9
Adjusted operating profit margin (Non-GAAP)	26.0%		25.9%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$51.9	$0.90	$44.6	$0.79
Intangible asset amortization	8.9	0.15	8.9	0.16
Stock-based compensation adjustment[1]	0.3	0.01	—	—
Transaction related expenses[2]	2.7	0.05	—	—
Interest adjustment[3]	—	—	3.6	0.06
Tax effect of the Non-GAAP adjustments	(1.2)	(0.02)	(3.2)	(0.06)
Adjusted net income (Non-GAAP)	$62.6	$1.09	$53.9	$0.95

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$51.9		$44.6
Net income margin (GAAP)	14.7%		13.3%

Adjustments to net income attributable to common shareholders:
Income tax expense	16.0		19.8
Interest expense, net	12.5		14.0
Depreciation	11.0		10.3
Intangible asset amortization	8.9		8.9
Stock-based compensation adjustment[1]	0.3		—
Transaction related expenses[2]	2.7		—
Adjusted EBITDA (Non-GAAP)	$103.3		$97.6
Adjusted EBITDA Margin (Non-GAAP)	29.3%		29.1%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the Separation.
[2] Represents transaction related expenses associated with the Separation.
[3] Pre-Separation related party interest with Crane Company, a business of Crane NXT, Co., at March 31, 2023.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Nine Months Ended September 30,
	2023		2022
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$1,034.4		$1,001.7

Operating profit (GAAP)	$214.4		$228.3
Operating profit margin (GAAP)	20.7%		22.8%

Special items impacting operating profit:
Intangible asset amortization	27.0		27.1
Stock-based compensation adjustment[1]	0.7		—
Transaction related expenses[2]	19.7		—
Adjusted operating profit (Non-GAAP)	$261.8		$255.4
Adjusted operating profit margin (Non-GAAP)	25.3%		25.5%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$138.8	$2.42	$142.9	$2.52
Intangible asset amortization	27.0	0.47	27.1	0.48
Stock-based compensation adjustment[1]	0.7	0.01	—	—
Transaction related expenses[2]	19.7	0.34	—	—
Interest adjustment[3]	2.5	0.04	10.9	0.19
Tax effect of the Non-GAAP adjustments	(6.4)	(0.10)	(9.8)	(0.17)
Adjusted net income (Non-GAAP)	$182.3	$3.18	$171.1	$3.02

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$138.8		$142.9
Net income margin (GAAP)	13.4%		14.3%

Adjustments to net income attributable to common shareholders:
Income tax expense	39.6		46.5
Interest expense, net	39.1		42.2
Depreciation	30.6		31.8
Intangible asset amortization	27.0		27.1
Stock-based compensation adjustment[1]	0.7		—
Transaction related expenses[2]	19.7		—
Adjusted EBITDA (Non-GAAP)	$295.5		$290.5
Adjusted EBITDA Margin (Non-GAAP)	28.6%		29.0%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the Separation.
[2] Represents transaction related expenses associated with the Separation.
[3] Pre-Separation related party interest with Crane Company, a business of Crane NXT, Co., at March 31, 2023.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended September 30, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$221.6	$131.3	$—	$352.9

Operating profit (loss) (GAAP)	$59.7	$32.8	$(12.8)	$79.7
Operating profit margin (GAAP)	26.9%	25.0%		22.6%

Special items impacting operating profit:
Intangible asset amortization	5.4	3.5	—	8.9
Stock-based compensation adjustment[1]	—	—	0.3	0.3
Transaction related expenses[2]	—	—	2.7	2.7
Adjusted operating profit (loss) (non-GAAP)	$65.1	$36.3	$(9.8)	$91.6
Adjusted operating profit margin (non-GAAP)	29.4%	27.6%		26.0%

Three Months Ended September 30, 2022	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$220.8	$114.3	$—	$335.1

Operating profit (GAAP)	$55.3	$32.4	$(9.7)	$78.0
Operating profit margin (GAAP)	25.0%	28.3%		23.3%

Special items impacting operating profit:
Intangible asset amortization	5.4	3.5	—	8.9
Adjusted operating profit (non-GAAP)	$60.7	$35.9	$(9.7)	$86.9
Adjusted operating profit margin (non-GAAP)	27.5%	31.4%		25.9%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the Separation.
[2] Represents transaction related expenses associated with the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Nine Months Ended September 30, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$671.3	$363.1	$—	$1,034.4

Operating profit (loss) (GAAP)	$186.3	$85.1	$(57.0)	$214.4
Operating profit margin (GAAP)	27.8%	23.4%		20.7%

Special items impacting operating profit:
Intangible asset amortization	16.4	10.6	—	27.0
Stock-based compensation adjustment[1]	—	—	0.7	0.7
Transaction related expenses[2]	—	—	19.7	19.7
Adjusted operating profit (loss) (non-GAAP)	$202.7	$95.7	$(36.6)	$261.8
Adjusted operating profit margin (non-GAAP)	30.2%	26.4%		25.3%

Nine Months Ended September 30, 2022	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$643.2	$358.5	$—	$1,001.7

Operating profit (GAAP)	$155.6	$97.0	$(24.3)	$228.3
Operating profit margin (GAAP)	24.2%	27.1%		22.8%

Special items impacting operating profit:
Intangible asset amortization	16.4	10.7	—	27.1
Adjusted operating profit (non-GAAP)	$172.0	$107.7	$(24.3)	$255.4
Adjusted operating profit margin (non-GAAP)	26.7%	30.0%		25.5%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the Separation.
[2] Represents transaction related expenses associated with the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow
(unaudited, in millions)

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Cash Flow Items
Cash provided by operating activities (GAAP)	$102.8	$197.8
Less: Capital expenditures	(7.6)	(16.1)
Free cash flow	$95.2	$181.7
Transaction related expenses[1]	2.3	19.3
Adjusted free cash flow (non-GAAP)	$97.5	$201.0

[1] Represents cash paid for transaction related expenses associated with the Separation.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment margin and Adjusted EPS as described below.

•"Adjusted segment margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding intangible asset amortization, stock-based compensation adjustment resulting from the Separation and transaction related expenses such as tax charges, professional fees, and incremental costs related to the Separation.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding intangible asset amortization, stock-based compensation adjustment resulting from the Separation and transaction related expenses such as tax charges, professional fees, and incremental costs related to the Separation.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: intangible asset amortization, stock-based compensation adjustment resulting from the Separation and transaction related expenses. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted net income" and "Adjusted EPS" exclude items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: intangible asset amortization, stock-based compensation adjustment resulting from the Separation and transaction related expenses. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as pre-Separation related party interest expense. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free cash flow” and “Adjusted free cash flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital spending. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items associated with the Separation. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" excludes net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as stock-based compensation adjustment resulting from the Separation and transaction related expenses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.